SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant    |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
   |X|   Preliminary Proxy Statement            |_|   Confidential, For Use
   |_|   Definitive Proxy Statement                   of the Commission Only
   |_|   Definitive Additional Materials              (as permitted by Rule
   |_|   Soliciting Material Pursuant to Rule         14a-6(e)(2))
         14a-11(c) or Rule 14a-12

                           BIOPOOL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

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         (2)     Aggregate number of securities to which transactions applies:

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         (3)     Per  unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)     Proposed maximum aggregate value of transaction:

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         |_|     Fee paid previously with preliminary materials:

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         |_|     Check  box  if  any  part  of the fee is offset as  provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

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


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         OF BIOPOOL INTERNATIONAL, INC.
                            To Be Held June 21, 2001

TO THE STOCKHOLDERS OF
 BIOPOOL INTERNATIONAL, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Biopool International, Inc., which will be held at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado 80030-3678, on Thursday, June 21, 2001, at 10:00 a.m. Mountain time, to consider and act upon the following matters:

1.   The election of directors;

2. To consider and vote on a proposal to change the name of the corporation to Xtrana, Inc.;

3. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to (a) prohibit stockholder action by written consent, and
     (b) preclude the ability of stockholders to call a special meeting;

4. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to allow for the issuance of one or more series of Preferred Stock, the rights, preferences and privileges of which may be designated by the Board of Directors.

5. To ratify the appointment of Ernst & Young LLP, as our independent public accountants for the year ending December 31, 2001; and

6. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 26, 2001 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The six nominees for directors who receive the highest number of votes will be elected. The approval of the proposed company name change, the approval of the proposed changes to our Certificate of Incorporation and ratification of the appointment of the independent accountants require the affirmative vote of a majority of the total votes cast on the proposal.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

     The accompanying Proxy Statement and the Appendices thereto form a part of this notice.

                                            By Order of the Board of Directors


                                            Michael D. Bick, Ph.D.
                                            Chairman of the Board
370 Interlocken Blvd.
Broomfield, Colorado 80021
(805) 654-0643
April __, 2001

                           BIOPOOL INTERNATIONAL, INC.

                                -----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 21, 2001

     This Proxy Statement is being furnished to you as a holder of outstanding shares of Biopool common stock, par value $0.01 per share, in connection with the solicitation of proxies by the Board of Directors of Biopool International, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held at the DoubleTree Hotel, 8773 Yates Drive, Westminster, Colorado 80030-3678, on Thursday, June 21, 2001, at 10:00 a.m. Mountain time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. You may revoke a Proxy given to us at any time before it is voted either by filing with the Secretary of Biopool, at our executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.

     The close of business on April 26, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, we had outstanding ___________ shares of Common Stock, par value $.01 per share, the only outstanding voting security of Biopool. As of the record date, we had approximately _____ stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

     Our principal executive offices are located at 370 Interlocken Boulevard, Broomfield, Colorado, 80021. This Proxy Statement and the accompanying proxy are being mailed to our stockholders on or about April 30, 2001.

     At the Annual Meeting, the stockholders will consider and vote upon proposals to (i) elect six directors, (ii) change the Company's name to Xtrana, Inc., (iii) amend the Company's Certificate of Incorporation to limit certain actions by stockholders, (iv) authorize the issuance of one or more series of preferred stock, (v) ratify the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ended December 31, 2001, and
(vi) such other proposals as may properly come before the Annual Meeting or any adjournment thereof.

     THE BIOPOOL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINATED DIRECTORS, RATIFICATION OF APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS, AND THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME, LIMIT CERTAIN ACTIONS BY STOCKHOLDERS AND AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members. Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of directors at seven. The current vacancy on the Board of Directors is the result of the resignation of John Wheeler in February of 2001. The Company has not yet found a suitable replacement for Mr. Wheeler to fill this vacancy. At each annual meeting of the Company's stockholders, directors are elected for a one-year term. At the 2001 Annual Meeting, each director will be elected for a term expiring at the 2002 Annual Meeting. The Board of Directors proposes the nominees named below.

     Unless marked otherwise, proxies received will be voted FOR the election of the each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                             Michael D. Bick, Ph.D.
                             Douglas L. Ayer
                             James H. Chamberlain
                             John C. Gerdes, Ph.D.
                             N. Price Paschall
                             Stephen K. Schultheis

     The Board of Directors unanimously recommends that stockholders vote FOR the election of the directors nominated herein.

INFORMATION WITH RESPECT TO EACH DIRECTOR, NOMINEE AND CERTAIN OFFICERS.

     The following table sets forth certain information with respect to each director, nominee and executive officers of the Company as of April 20, 2001.

                                                                       DIRECTOR/
                                                                        OFFICER
          NAME                AGE               POSITION                 SINCE
-------------------------     ---       --------------------------     ---------
Michael D. Bick, Ph.D.         56       Chairman of the Board,
                                          Director and Director          1991
                                          Nominee
Douglas L. Ayer                63       Director and Director
                                          Nominee                        1993
N. Price Paschall              52       Director and Director
                                          Nominee                        1997
James H. Chamberlain           53       Director and Director
                                          Nominee                        1998
Stephen K. Schultheis          55       Director and Director
                                          Nominee                        2000
John C. Gerdes, Ph.D.          52       Chief Scientific Officer,
                                          Director and Director          2000
                                          Nominee
Timothy J. Dahltorp            39       Chief Operating Officer,
                                          Chief Financial Officer,       2000
                                          Corporate Secretary
Patrick J. O'Leary, Ph.D.      49       Vice President / General
                                          Manager                        2000

     All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

     MICHAEL D. BICK, PH.D. was elected Chief Executive Officer in August 1991, Chairman of the Board in July 1993 and President in January 1996. Subsequent to the Company's merger with Xtrana, Inc., Dr. Bick retired as Chief Executive Officer and President. In 1988, Dr. Bick founded Biopool's former subsidiary, MeDiTech, and was President and Chief Executive Officer thereof until it was acquired by Biopool in January 1992. Prior to that date, he was co-founder and president of a privately-held medical device firm for ten years. Dr. Bick received a Ph.D. in molecular biology from the University of Southern California in 1971 and was affiliated with the Harvard Medical School and Children's Hospital Medical Center in Boston carrying out research in human genetics from 1971 to 1974. Dr. Bick was a staff member of the Roche Institute of Molecular Biology from 1974 to 1978. Dr. Bick currently serves on the Board of Counselors of the School of Pharmacy, University of Southern California. Dr. Bick is also on the Board of Directors of Biotech.com, a privately-held company that supplies goods and services to the biotech/biopharma industry.

     DOUGLAS L. AYER is currently President and Managing Partner of International Capital Partners of Stamford, CT. Mr. Ayer was previously Chairman and Chief Executive Officer of Cametrics, a manufacturer of precision metal components, and has held executive positions at Paine Webber and McKinsey & Co., Inc. Mr. Ayer also serves as a director of Mission Critical Software, Inc., a developer of enterprise-scale Windows NT systems administration and management software products.

     N. PRICE PASCHALL is the founder and Managing Partner of Context Capital Group (formerly HealthCare Capital Advisors) since 1993. Context Capital Group provides merger and acquisition advice to middle market companies, focusing on the medical service industry. Prior to Context Capital Group, Mr. Paschall was a Vice Chairman and founder of Shea, Paschall and Powell-Hambros Bank (SPP Hambros & Co.), a firm specializing in mergers and acquisitions. Mr. Paschall holds a degree in business administration from California Polytechnic University in Pomona. Since 1994, Mr. Paschall has served on the Board of Directors and provided certain corporate financial services to Advanced Materials Group, a manufacturer and fabricator of specialty foams, foils, films and pressure-sensitive adhesive components.

     JAMES H. CHAMBERLAIN is the founder of BioSource International, Inc., a California-based, Nasdaq National Market System company dedicated to the research, development, manufacturing, and marketing of biomedical products to the diagnostic and research markets. Mr. Chamberlain founded BioSource in 1989, and retired as a director of BioSource and as its Chairman, President, and Chief Executive Officer in 2000. Prior to BioSource, Mr. Chamberlain was the Manager of Business Development for Amgen, Inc. Mr. Chamberlain also serves on the board of directors of EcoSoil Systems, Inc., an agricultural biotechnology firm. Mr. Chamberlain received a B.S. degree in biology and chemistry from West Virginia University in 1969 and completed an MBA Executive Program at Pepperdine University in 1981.

     JOHN C. GERDES, PH.D. Dr. Gerdes is the Vice President of Research and Development for Xtrana and became a director and Chief Scientific Officer concurrent with the Company's merger with Xtrana in 2000. In 1996, he conceived of a unique point of care approach for DNA diagnostics, the development of which resulted in the formation of Xtrana. From 1988 to 1998 he was the Director of Paternity Analysis and Clinical Director at IAD where he supervised clinical testing and introduced PCR and other nucleic acid based clinical tests. He has twenty-one publications primarily focused on molecular methods of virus detection. He has recently filed four patents that provide the technical foundation of the Xtrana business plan. Dr. Gerdes received a B.S. in Microbiology from the University of Wyoming in 1970, and a Ph.D. in Microbial Genetics from the University of California at Los Angeles (UCLA) in 1974. After completing a four-year post-doctoral fellowship in Virology again at UCLA, he spent four years as an assistant professor at the University of Colorado Health Sciences Center in Denver before accepting a position at Immunological Associates of Denver (IAD), a specialty reference testing laboratory.

     STEPHEN K. SCHULTHEIS. Mr. Schultheis is the President and Chief Executive Officer of Ansys Diagnostics. Prior to joining Ansys Diagnostics, Mr. Schultheis was Vice President of Research and Development for Bennet Industries. Prior to that, Mr. Schultheis was Vice President - Engineering and Operations with Orangematic, Inc. Mr. Schultheis received a B.S. in Mechanical Engineering in 1968 from California State University, San Jose and a Master of Science Degree in Mechanical Engineering in 1972 from the University of Southern California.

     TIMOTHY J. DAHLTORP. Mr. Dahltorp joined the Company as Chief Financial Officer in September 2000 and was appointed interim Chief Operating Officer in January 2001. Prior to joining the Company, he was Chief Financial Officer and Treasurer of The Broe Companies, Inc., a collection of privately-held companies based in Denver, Colorado. Prior to that, Mr. Dahltorp was Executive Vice President, Chief Financial Officer and Treasurer for Alliance Entertainment Corp. in New York City, New York, a publicly traded, $750 million distributor of pre-recorded music and related products. Mr. Dahltorp received a B.S. degree in finance at Drake University in Des Moines, Iowa, in 1983, and a Masters of Business Administration at DePaul University in Chicago, Illinois, in 1987.

     PATRICK J. O'LEARY, PH.D. Dr. O'Leary joined the Company in August 2000 as Vice President/General Manager of Biopool's Ventura facility. Prior to joining the Company, Dr. O'Leary was Chief Executive Officer of Parallax Medical in Mountain View, California, a market leader in vertebroplasty, a new procedure for pain reduction and stabilization of compressed or collapsed vertebra. Prior to Parallax, he was stationed in Ireland and was responsible for managing multi-site international manufacturing, sales, and marketing organizations for Inamed Corporation, a global surgical and medical device company. Dr. O'Leary received a Ph.D. in Immunology/Microbiology from Oregon State University in Corvallis, Oregon, and has since undertaken M.B.A. studies at Loyola College in Baltimore, Maryland.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors met seven times. Each director attended in excess of 75% of all meetings of the Board of Directors held during the year. The Board of Directors has an Audit Committee that met once during 2000. This committee oversees the work of the Company's auditors with respect to financial and accounting matters. Messrs. Ayer, Paschall and Chamberlain are members of the Audit Committee. The Board of Directors also has a Compensation Committee, which met once during fiscal year 2000. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees. Messrs. Ayer, Paschall and Chamberlain are members of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Because the Company's Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or Nasdaq regarding the membership of the Company's Audit Committee. However, each member of the Audit Committee is independent as defined in Rule 4200(a)(15) for the listing standards of the Nasdaq Stock Market. The Audit Committee does not have a written charter. During fiscal year 2000, the Audit Committee met one time.

     In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Ernst & Young LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that might impact the auditors' objectivity and independence and satisfied itself as to the auditors' independence.

     The Audit Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements for the year ended December 31, 2000.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for preparation of the Company's financial statements and the independent auditors have the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                        N. Price Paschall, Chair
                                        Douglas L. Ayer
                                        James H. Chamberlain

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Timothy Dahltorp, the Company's Chief Financial Officer and acting Chief Operating Officer, was formerly the chief financial officer of Alliance Entertainment Corp., a company that filed for Chapter 11 bankruptcy in 1997.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information as to the Company's Chairman, Chief Executive Officer, Vice President Marketing and Business
Development, and Chief Financial Officers, Chief Scientific Officer, and Vice President/General Manager. No other executive officer of the Company had compensation in excess of $100,000 during the period:

SUMMARY COMPENSATION TABLE


                                          ANNUAL COMPENSATION
    NAME AND PRINCIPAL       ----------------------------------------
        POSITION               YEAR      SALARY     BONUS    OTHER(1)    OPTIONS
-------------------------    --------    ------    ------    --------    -------
Michael D. Bick, Ph.D.       2000 (2)   159,099    65,000     5,789       15,000
Chairman and                 1999       160,000              12,000
Chief Executive Officer      1998       160,000              10,800       32,465

John H. Wheeler              2000 (3)    80,518
Chief Executive Officer

Clayton H. Duke              2000 (4)   108,457               5,496
Vice President Marketing     1999       125,000               7,950
and Business Development     1998 (5)    45,700               2,100      200,000

Robert K. Foote              2000 (6)   107,542               4,639
Chief Financial Officer      1999       100,000               7,200
                             1998       100,000               7,200

John C. Gerdes, Ph.D.        2000 (7)    57,078
Chief Scientific Officer

Timothy J. Dahltorp          2000 (8)    53,843    17,000                300,000
Chief Financial Officer

Patrick J. O'Leary, Ph.D.    2000 (9)    55,385                          250,000
Vice President/General
Manager

----------
(1) Represents payment of a car allowance and contributions to the Company's 401(k) profit sharing plan.
(2) Dr. Bick retired as President and Chief Executive Officer effective August 10, 2000.
(3) Mr. Wheeler became Chief Executive Officer effective August 10, 2000. Subsequently, Mr. Wheeler resigned effective February 9, 2001.
(4)  Mr. Duke resigned effective October 11, 2000.
(5)  Mr. Duke's hire date was August 1, 1998.
(6)  Mr. Foote's termination date was October 3, 2000.
(7)  Dr. Gerdes became Chief Scientific Officer effective August 10, 2000.
(8)  Mr. Dahltorp's hire date was September 18, 2000.
(9)  Dr. O'Leary's hire date was August 21, 2000.

OPTION GRANTS IN LAST FISCAL YEAR


                                           PERCENT OF
                                          TOTAL OPTIONS
                                           GRANTED TO
                              OPTIONS     EMPLOYEES IN     EXERCISE   EXPIRATION
     NAME                    GRANTED(1)    FISCAL YEAR      PRICE        DATE
------------------------     ----------   -------------    --------   ----------
Michael D. Bick, Ph.D.         15,000         1.0           $1.03      8/10/2010
Patrick J. O'Leary Ph.D.      250,000        16.6           $1.0625    8/21/2010
Timothy J. Dahltorp           300,000        19.9           $1.50      9/18/2010

----------
(1) 25% of the options granted are exercisable one year following the date of grant. The remaining Options become exercisable in a series of 36 successive monthly installments each equal to 1/48th of the Options.


AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

                              NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                         IN-THE-MONEY OPTIONS AT
                               OPTIONS AT YEAR-END             YEAR-END(1)
                           -------------------------   -------------------------
NAME                       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------  -------------------------   -------------------------
Michael D. Bick, Ph.D.           64,482 / 39,983               $ 0 / 0
Timothy J. Dahltorp                0 / 300,000                   0 / 0
Patrick J. O'Leary, Ph.D.          0 / 250,000                   0 / 0
Clayton H. Duke                    90,000 / 0                    0 / 0

----------
(1) Determined as the difference between the closing trade price on December 31, 2000 ($1.06/share) and the aggregate price of the options covering such shares.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $6,000 per calendar year, plus $500 for each Board of Directors meeting attended. The Company pays all out-of-pocket fees of attendance. In addition, non-employee directors receive non-qualified stock options to purchase 15,000 shares of the Company's common stock under the 1993 Incentive Stock Option Plan per year.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     In July 1999, the Company entered into an executive employment agreement with Michael D. Bick, Ph.D. The executive employment agreement became effective when the Merger was consummated August 10, 2000. Under the executive employment agreement, Dr. Bick no longer serves as our President and Chief Executive Officer, but will continue to be the Company's Chairman for a term of three years. The agreement provides for compensation to Dr. Bick of $150,000 during each year of the term, inclusive of a car allowance and dues to a club. Under the agreement, Dr. Bick is not required to provide more than 50 hours of services per month, and may terminate the agreement and receive all consideration due to him thereunder if there is a change in control of the Company that results in a material modification to Dr. Bick's duties under the agreement.

     In August 2000, the Company entered into an executive employment agreement with Patrick J. O'Leary, Ph. D. Under the agreement, Dr. O'Leary will serve as Vice President and General Manager of the Company for a period of 3 years. The agreement provides for compensation of $160,000 per year.

     In September 2000, the Company entered into an executive employment agreement with Timothy J. Dahltorp. Under the agreement, Mr. Dahltorp will serve as Chief Financial Officer of the Company for a period of 3 years. The agreement provides for compensation of $175,000 per year.

     In February 2001, the Company entered into a Severance Agreement and Mutual Release with John H. Wheeler, the Company's former Chief Executive Officer. Pursuant to this agreement, Mr. Wheeler resigned from his positions as CEO, President and Director of the Company. In addition, we agreed to continue to pay Mr. Wheeler twelve months of salary at his final rate of pay of $197,500 per year.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2000, all our executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2000, other than the transaction listed below, there were no transactions or series of related transactions to which the Company was a party, in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

     On May 3, 2000, Price Paschall, a director of the Company, was issued a warrant to purchase up to 225,000 shares of the Company's common stock. The warrant is exercisable at a price of $0.24 per share and expires in 2010. This warrant was issued as consideration for financial advisory services rendered in connection with the merger with Xtrana, Inc.


                                 PROPOSAL NO. 2
                     PROPOSAL TO APPROVE COMPANY NAME CHANGE

DESCRIPTION OF THE PROPOSAL

     The Board of Directors has unanimously approved an amendment to the Company's Certificate of Incorporation to change the corporate name to Xtrana, Inc. The Company is seeking stockholder approval for this name change amendment.

     On August 10, 2000, the Company completed a merger with Xtrana, Inc. Since that time the Company has continued to operate under both the Biopool International and Xtrana brand names. The Board of Directors has determined that officially adopting Xtrana, Inc. as the Company's name is in the best interests of the Company and the stockholders.

     Effective with the Company's merger with Xtrana, Inc., the Company acquired novel proprietary technology for the development of compelling nucleic acid (DNA/RNA) testing devices with widespread applications. The market for nucleic acid research is estimated to be $750 million annually, and is expected to grow to $1.8 billion annually by 2004. The commercial markets are currently estimated to be $560 million, growing to $5.6 billion by 2004. Consistent with its reasons for effecting the merger, the Company has a new mission, to become the global leader in the development, manufacture and sale of high-quality, easy-to-use, cost-efficient, point-of-service molecular detection systems, and in vitro hemostasis/fibrinolysis and cardiovascular diagnostic products through its proprietary enabling technologies.

     The Board of Directors believes that the name "Xtrana" is more widely recognized in the field of nucleic acid research, and that naming the Company Xtrana, Inc. will be more conducive to the Company's newly identified business strategies. The Company will continue to market and sell hemostasis/fibrinolysis and cardiovascular diagnostic products under the Biopool brand name.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 2

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of Proposal No. 2.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT CONTAINED IN PROPOSAL NO. 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 2 AS IT AMENDS THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME.

                                 PROPOSAL NO. 3
                         PROPOSAL TO APPROVE LIMITATIONS
                         ON CERTAIN STOCKHOLDER ACTIONS

DESCRIPTION OF THE PROPOSAL

     The Company's Board of Directors has approved two amendments to the Company's Certificate of Incorporation and has directed that they be submitted to a vote at the Annual Meeting. Proposal No. 3 contains provisions that are intended to discourage persons from pursuing non-negotiated takeover attempts of the Company. If adopted, the proposal would add provisions to the Company's Certificate of Incorporation to (a) prohibit stockholder action by written consent, and (b) preclude the ability of stockholders to call a special meeting. These provisions require amendments to the Company's Certificate of Incorporation. The text of the amendments to the Certificate of Incorporation to be included in Proposal No. 3 are set forth in full as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by the text of Appendix A.

     Proposal No. 3 includes an amendment to the Certificate of Incorporation to provide that special meetings of stockholders are to be called only by the Board of Directors and not by stockholders. Proposal No. 3 also amends the Certificate of Incorporation to provide that stockholder action by written consent as otherwise permitted by Section 228 of the Delaware General Corporate Law is prohibited.

     The Company believes it appropriate to present these proposed amendments as one related group that the stockholders must vote for or against as a single proposal. As more fully discussed below, the Board of Directors believes that the changes effected by Proposal No. 3 taken together, if adopted, would effectively reduce the possibility that a third party could effect a sudden or surprise change in the composition of the Board of Directors without the support of the incumbent Board of Directors. However, adoption of Proposal No. 3 may adversely affect the ability of stockholders to benefit from transactions that are opposed by the Board of Directors.

     The Board of Directors believes that the provisions of Proposal No. 3, together with the existing similar provisions, will permit the Board of Directors to represent more effectively the interests of all stockholders in a variety of situations, including responding to circumstances created by demands or actions by a substantial stockholder or stockholders' group.

DESCRIPTION OF THE PROPOSED AMENDMENTS AND POTENTIAL EFFECTS

     STOCKHOLDER MEETINGS. Proposed Article FIFTH of the Restated Certificate of Incorporation would require that special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or President of the Company. Stockholders would not be permitted to call a special meeting of stockholders or to require that a special meeting be called.

     This proposed amendment will insulate the management of the Company from requests for special meetings, allowing management to concentrate on its business functions. A stockholder will not be able to force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as the Board believes such consideration to be appropriate. Stockholders should recognize that this provision will apply to any reason which stockholders may have to call a special meeting and may prevent stockholders from calling a special meeting even when a majority desires to do so.

     The Company's Bylaws do not currently allow the stockholders to call a special meeting. This proposed amendment places this provision in the Certificate of Incorporation, where it may be changed only by stockholder action. The Bylaws can be amended by the Board of Directors without stockholder action.

     PROHIBITION OF STOCKHOLDER ACTION BY WRITTEN CONSENT. Proposed Article SEVENTH would prohibit stockholder action by written consent, which is otherwise permitted under the Delaware General Corporation Law. This action is not currently prohibited under the Company's Certificate of Incorporation or Bylaws. The adoption of this amendment would eliminate the ability of the Company's stockholders to act by written consent in lieu of a meeting. It is intended to prevent solicitation of consents by stockholders seeking to effect changes without giving all of the Company's stockholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered.

     While the Board of Directors does not believe that the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company, the effect may be to delay or make more difficult certain actions by a person or group acquiring a substantial percentage of the Company's stock, even though such actions might be desired by or beneficial to the holders of a majority of the Company's stock.

     This amendment will ensure that all stockholders will have advance notice of any attempted major corporate action by stockholders, and that all stockholders will have an equal opportunity to participate at the meeting of stockholders where such action is being considered. It will enable the Company to set a record date for any stockholder voting, and should reduce the possibility of disputes or confusion regarding the validity of purported stockholder action. This amendment could provide some encouragement to a potential acquiror to negotiate directly with the Board of Directors.

     By increasing the probability that any person or group seeking control of the Company would be forced to negotiate directly with the Board, anti-takeover measures may have the effect of discouraging future takeover bids by means of a hostile tender offer, proxy contest or otherwise. The principal disadvantages to the stockholders that could result from discouraging such hostile takeover bids would be to (a) reduce the likelihood that a potential acquiror would make a hostile tender offer for the Common Stock at a premium over the market price where such premium could be attractive to the stockholders, and (b) make the accomplishment of a given transaction more difficult or expensive, even when the transaction may be favorable to the interest of the stockholders.

     In addition, the existence of such measures may have the overall effect of making it more difficult for holders of a majority of the Common Stock to quickly change the composition of the Board and remove management in circumstances where a majority of the stockholders may be dissatisfied with the performance of the Board or management or otherwise desire to make a change.

     Proposal No. 3 is not being recommended in response to any specific effort of which the Company is aware to obtain control of or acquire the Company. Rather, it is being recommended in order to assure continuity of operations and fair treatment of the Company's stockholders if a takeover effort is made.

EFFECT OF FAILURE TO APPROVE PROPOSAL NO. 3

     If the stockholders fail to approve Proposal No. 3, the current provisions of the Company's Certificate of Incorporation which address those matters which are the subject of Proposal No. 3, will continue to govern, and, if the Company's Certificate of Incorporation does not address these matters the applicable provisions of the Delaware General Corporation Law and the Bylaws will continue to govern. The Bylaws would continue to preclude the ability of the stockholders to call a special meeting.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 3

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of Proposal No. 3.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENTS CONTAINED IN PROPOSAL NO. 3. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 3 AS IT AMENDS THE COMPANY'S CERTIFICATE OF INCORPORATION TO LIMIT CERTAIN STOCKHOLDERS ACTIONS.

                                 PROPOSAL NO. 4
                             PROPOSAL TO APPROVE THE
                        AUTHORIZATION OF PREFERRED STOCK

DESCRIPTION OF THE PROPOSAL

     The Board of Directors has unanimously adopted and submitted to the stockholders for approval an amendment to the Company's Certificate of Incorporation to allow for the issuance of one or more classes of preferred stock, the rights, preferences and privileges of which may be designated by the Board of Directors. The Company's Certificate of Incorporation does not currently authorize the issuance of any shares of preferred stock. The text of the amendment to the Certificate of Incorporation to be included in Proposal No. 4 is set forth in full as Article FOURTH of the Proposed Restated Certificate of Incorporation included as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by the text of Appendix A.

     The Board of Directors believes that the authorization of one or more series of preferred stock in the best interests of the Company and its stockholders and that the ability to issue preferred stock would provide a new source of capital and enhance the Company's ability to make acquisitions. More specifically, the Company believes that it is advisable to authorize such shares and have them available in connection with future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding or new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. The Board of Directors believes that it is desirable for Company to have the flexibility to issue shares of preferred stock without further stockholder action, except as is otherwise provided by law.

DESCRIPTION OF THE PROPOSED AMENDMENT AND POTENTIAL EFFECTS

     The preferred stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by the Board of Directors. Thus, if the Proposal No. 4 is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's stockholders. Stockholders will not have preemptive rights to subscribe for shares of preferred stock.

     It is not possible to determine the actual effect of the preferred stock on the rights of the stockholders of the Company until the Board of Directors determines the rights of the holders of a series of preferred stock. However, such effects might include: (i) restrictions on the payment of dividends to holders of common stock; (ii) dilution of voting power to the extent that the holders of shares preferred stock are given voting rights; (iii) dilution of the equity interests and voting power if the preferred stock is convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

     The Board of Directors is required by Delaware law to make any determination to issue shares of preferred stock based upon its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of preferred stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contests or other means. When in the judgment of the Board of Directors such action would be in the best interests of the stockholders and the Company, the issuance of shares of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of preferred stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company. Such issuance of preferred stock could also have the effect of diluting the earnings per share and book value per share of common stock held the stockholders.

     While the Company may consider effecting an equity offering of preferred stock in the future for the purposes of raising additional working capital or otherwise, the Company does not presently have any agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected.

EFFECT OF FAILURE TO APPROVE PROPOSAL NO. 4

     If the stockholders fail to approve Proposal No. 4, the current provisions of the Certificate of Incorporation relating to authorized capital stock of the Company will continue to govern and the Company will be authorized to issue only common stock.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 4

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of Proposal No. 4.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT CONTAINED IN PROPOSAL NO. 4. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 4 AS IT AMENDS THE COMPANY'S CERTIFICATE OF INCORPORATION TO ALLOW FOR THE ISSUANCE OF ONE OR MORE CLASSES OF PREFERRED STOCK.


                                 PROPOSAL NO. 5
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors recommended and the board has selected, subject to ratification by a majority vote of the shareholders in person or by proxy at the annual meeting, the firm of Ernst & Young LLP, to continue as our independent public accountant for the current fiscal year ending December 31, 2001. Ernst & Young served as the principal independent public accounting firm utilized by the Company during the year ended December 31, 2000. We anticipate that a representative of Ernst & Young will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of Ernst & Young will be afforded an opportunity to make a statement if the he or she so desire.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-QSB for such fiscal year were $76,325.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     In 2000, Ernst & Young LLP did not render any professional services for the
Company  in  connection   with   financial   information   systems   design  and
implementation.

ALL OTHER FEES

     In 2000, Ernst & Young LLP billed an aggregate of $29,875 for all other non-audit services performed for the Company in 2000. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & Young LLP as our independent auditors.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of April 1, 2001, certain information regarding the ownership of the Company's common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors, (iii) each named executive officer, and (iv) all of the Company's executive officers and directors as a group. Unless otherwise indicated, the address of each person shown is c/o Biopool International, 6025 Nicolle Street, Ventura, California 93003. References to options to purchase common stock are either currently exercisable or will be exercisable within 60 days of April 1, 2001.

                                      NUMBER OF SHARES
NAME                                 BENEFICIALLY OWNED         PERCENT OF CLASS
----                                 ------------------         ----------------
John C. Gerdes, Ph.D.                   1,599,836 (1)                 9.3
Diane Kozwich                           1,292,668 (2)                 7.5
John H. Wheeler                         1,282,840 (3)                 7.5
Michael D. Bick, Ph. D.                 1,096,182 (4)                 6.4
Stephen Schultheis                        761,788 (5)                 4.4
N. Price Paschall                         331,249 (6)                 1.9
Douglas L. Ayer                           219,133 (7)                 1.3
Patrick J. O'Leary, Ph. D.                152,350                      *
James H. Chamberlain                       45,249 (8)                  *
Timothy J. Dahltorp                        10,000                      *
All executive officers and
directors as a group (8                 4,215,787                    24.6
persons)

----------
     * Less than 1%.
(1)  Includes 339,536 shares held in escrow pursuant to the merger agreement.
(2)  Includes 274,345 shares held in escrow pursuant to the merger agreement.
(3)  Includes 271,623 shares held in escrow pursuant to the merger agreement.
(4) Includes 73,232 shares of common stock subject to options and 1,022,950 shares held in the Bick Family Trust.
(5) Common shares are owned by Ansys Diagnostics, Inc., of which Mr. Schultheis is currently CEO and a director. Includes 159,288 shares held in escrow pursuant to the merger agreement and 11,249 shares of common stock subject to options granted to Mr. Schultheis directly.
(6) Includes 275,000 shares of common stock subject to currently exercisable warrants and 56,249 shares of common stock subject to options.
(7)  Includes 219,133 shares of common stock subject to options.
(8)  Includes 41,249 shares of common stock subject to options.

                            PROPOSALS OF STOCKHOLDERS

     A proper proposal submitted by a stockholder for presentation at the Company's 2002 Annual Meeting that is received at the Company's executive offices no later than December 31, 2001, will be included in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting.

                                  OTHER MATTERS

     The Company's management knows of no other matters to be submitted to the Company's Annual Meeting. If any other matters properly come before the meeting, it is the intention that the persons named in the enclosed form of proxy vote the proxies in accordance with their judgment.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone or otherwise for the purpose of soliciting such proxies.

                                  ANNUAL REPORT

     COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000 ACCOMPANIES THIS PROXY STATEMENT. OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO STOCKHOLDERS
WITHOUT CHARGE UPON WRITTEN REQUEST TO TIMOTHY J. DAHLTORP, CHIEF FINANCIAL OFFICER, BIOPOOL INTERNTIONAL, INC., 370 INTERLOCKEN BLVD., BROOMFIELD, COLORADO 80021


                                            ON BEHALF OF THE BOARD OF DIRECTORS



                                            Michael D. Bick, Ph. D.
                                            Chairman of the Board of Directors

                                   APPENDIX A


                                TEXT OF PROPROSED
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BIOPOOL INTERNATIONAL, INC.


     FIRST:    The name of this Corporation is Xtrana, Inc. (the "Corporation").


     SECOND: The Corporation's registered office is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The  purpose of  the Corporation  is to engage in  any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware (the "GCL").

     FOURTH: 1. The authorized capital stock of the Corporation shall consist of Fifty Million (50,000,000) shares, of which Forty Million (40,000,000) shares shall be designated Common Stock, par value $0.01 per share (the "Common Stock"), and Ten Million (10,000,000) shares shall be designated Preferred Stock, par value $0.01 per share (the "Preferred Stock").

               2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class of series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the GCL.

     FIFTH:    Special  meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or President of the Corporation.

     SIXTH: The Bylaws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not by ballot unless the Bylaws so provide.

     SEVENTH: No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     EIGHTH:   The  personal  liability of  the directors of the  Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the GCL, as the same may be amended and supplemented.

     NINTH:    The  Corporation  shall,  to  the  fullest  extent  permitted  by
Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


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



                           BIOPOOL INTERNATIONAL, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of BIOPOOL INTERNATIONAL, INC., a Delaware corporation, (the "Company") hereby appoints Michael Bick, Ph.D. and Timothy J. Dahltorp, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 21, 2000, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a FOR vote on all proposals listed below.

     1.   To elect the Board of Directors' four nominees as directors.

           Michael D. Bick, Ph.D.    Douglas L. Ayer       James H. Chamberlain
           John C. Gerdes, Ph.D.     N. Price Paschall     Stephen K. Schultheis

     _____ FOR NOMINEES LISTED (except as marked to the contrary below)

     _____ WITHHELD

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

           -----------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


     2.   To change the name of the corporation to Xtrana, Inc.

          ____ FOR             ____ AGAINST         ____ ABSTAIN

     3. To amend the Company's Certificate of Incorporation to (a) prohibit stockholder action by written consent, and (b) preclude the ability of stockholders to call a special meeting.

          ____ FOR             ____ AGAINST         ____ ABSTAIN

     4. To amend the Company's Certificate of Incorporation to allow for the issuance of one or more series of preferred stock, the rights, preferences and privileges of which may be designated by the Board of Directors.

          ____ FOR             ____ AGAINST         ____ ABSTAIN

     5. To ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company.

          ____ FOR             ____ AGAINST         ____ ABSTAIN

          The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. As to any other business that may properly come before the Annual Meeting and any of its postponements or adjournments, the proxy holder is authorized to vote in accordance with its best judgment.

          THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS


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

     PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

          The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April __, 2000 relating to the Annual Meeting.


                                     Date:  ______________________________, ____



                                     ___________________________________________



                                     ___________________________________________
                                                  Signature(s) of Stockholder(s)
                                                        (See Instructions Below)

                                     The signature(s) hereon should correspond exactly with the name(s) of the stock-holder(s) appearing on the Stock Certifi-cate. If stock is jointly held, all joint owners should sign. When signing as attor-ney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

[_] Please indicate by checking this box if you anticipate  attending the Annual
    Meeting.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           BIOPOOL INTERNATIONAL, INC.



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